As filed with the Securities and Exchange Commission on September 8, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OWENS & MINOR, INC.

(Exact name of registrant as specified in its charter)

Virginia		54-1701843
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

Owens & Minor Distribution, Inc. Owens & Minor Medical, Inc.	Virginia Virginia	54-2049200 54-1959151
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

(804) 723-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grace R. den Hartog, Esq.

Senior Vice President, General

Counsel & Corporate Secretary

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

(804) 723-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

W. Lake Taylor, Jr., Esq.

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, Virginia 23219

(804) 788-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt securities	—	—	—	—
Subsidiary guarantees(3)	—	—	—	—
Total	—	—	—	—

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the Registration Fees.
(3)	Guarantees of one or more of the Registrant’s subsidiaries may be issued from time to time in connection with debt securities. No separate consideration will be paid with respect to any such guarantees. No separate registration fee is required under Rule 457(n) with respect to the guarantees being registered.

PROSPECTUS

Debt Securities

(which may be guaranteed by one or more of our subsidiaries)

We may offer from time to time debt securities, which may be guaranteed by one or more of our subsidiaries, as described in this prospectus or any accompanying prospectus supplement. We will provide the specific terms of the securities in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.

Investing in the securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2014

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities, which may or may not be guaranteed, under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for

i

information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

References in this prospectus to “Owens & Minor,” the “company,” “we,” “us” and “our” refer to Owens & Minor, Inc. and its subsidiaries, unless otherwise specified or unless otherwise required.

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.owens-minor.com (as noted below, the information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement). You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Our SEC filings are available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 1-09810:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (including the portions of our definitive proxy statement on Schedule 14A filed with the SEC on March 19, 2014, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014; and

•	our Current Reports on Form 8-K filed with the SEC on May 6, 2014, June 25, 2014 (Item 1.01), July 29, 2014 (Items 5.02 and 5.03) and September 2, 2014.

These documents contain important information about our business and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 1-09810. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Corporate Secretary, Owens & Minor, Inc., 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116, (804) 723-7000. We also make these filings available at no cost through the “SEC Filings” on our website located at www.owens-minor.com as soon as reasonably practicable after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of this prospectus or part of any prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. Such forward-looking statements involve known and unknown risks, including, but not limited to:

•	competitive pressures in the marketplace, including intense pricing pressure;

•	our ability to retain existing and attract new customers in a market characterized by significant customer consolidation and intense cost-containment initiatives;

•	our dependence on sales to certain customers or the loss or material reduction in purchases by key customers;

•	our dependence on distribution of product of certain suppliers;

•	our ability to successfully identify, manage or integrate acquisitions, including the management and integration of our acquisition of the Movianto Group and our pending acquisition of Medical Action Industries Inc.;

•	our ability to successfully manage our international operations, including risks associated with changes in international trade regulations, foreign currency volatility, changes in regulatory conditions, deteriorating economic conditions, adverse tax consequences, and other risks of operating in international markets;

•	uncertainties related to and our ability to adapt to changes in government regulations, including healthcare laws and regulations (including the Affordable Care Act);

•	risks arising from possible violations of legal, regulatory or licensing requirements of the markets in which we operate;

•	uncertainties related to general economic, regulatory and business conditions;

•	our ability to successfully implement our strategic initiatives;

•	the availability of and modifications to existing supplier funding programs and our ability to meet the terms to qualify for certain of these programs;

•	our ability to adapt to changes in product pricing and other terms of purchase by suppliers of product;

•	the ability of customers and suppliers to meet financial commitments due to us;

•	changes in manufacturer preferences between direct sales and wholesale distribution;

•	changing trends in customer profiles and ordering patterns and our ability to meet customer demand for additional value-added services;

•	our ability to manage operating expenses and improve operational efficiencies in response to changing customer profiles;

•	our ability to meet performance targets specified by customer contracts under contractual commitments;

•	availability of and our ability to access special inventory buying opportunities;

•	the ability of business partners and financial institutions to perform their contractual responsibilities;

•	the effect of price volatility in the commodities markets, including fuel price fluctuations, on our operating costs and supplier product prices;

•	our ability to continue to obtain financing at reasonable rates and to manage financing costs and interest rate risk;

•	the risk that information systems are interrupted or damaged or fail for any extended period of time or that there is a data security breach;

•	the risk that a decline in business volume or profitability could result in an impairment of goodwill or other long-lived assets;

•	our ability to timely or adequately respond to technological advances in the medical supply industry;

•	the costs associated with and outcome of outstanding and any future litigation, including product and professional liability claims;

•	adverse changes in U.S. and foreign tax laws and the outcome of outstanding tax contingencies and legislative and tax proposals; and

•	other factors detailed from time to time in the reports we file with the SEC, including those described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013.

We undertake no obligation to update or revise any forward-looking statements, except as required by applicable law.

THE COMPANY

Owens & Minor, Inc. and subsidiaries, a Fortune 500 company headquartered in Richmond, Virginia, is a leading healthcare logistics company that connects the world of medical products to the point of care. We provide vital supply chain assistance to the providers of healthcare services and the manufacturers of healthcare products, supplies and devices in the United States and Europe. We serve our customers with a service portfolio that covers procurement, inventory management, delivery and sourcing for the healthcare market. With fully developed networks in the United States and Europe, we are equipped to serve a customer base ranging from hospitals, integrated healthcare systems, group purchasing organizations, and the U.S. federal government, to manufacturers of life-science and medical devices and supplies, including pharmaceuticals in Europe.

We focus our operations on healthcare logistics services and provide our customers with a service portfolio that covers procurement, inventory management, delivery and sourcing for the healthcare market. Through organic growth and acquisitions over many years, we significantly expanded and strengthened our company, achieving national scale in the United States healthcare market. On August 31, 2012, we acquired the Movianto Group, an established European healthcare third-party logistics provider. As a result of the acquisition, we have entered into third-party logistics services for the pharmaceutical, biotechnology and medical device industries in the European market, leveraging an existing platform that also expands our ability to serve our United States-based manufacturer customers on an international level.

Founded in 1882, Owens & Minor was incorporated in 1926 in Richmond, Virginia. Our executive and administrative offices are located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. Our telephone number is (804) 723-7000. Our website is located at www.owens-minor.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of consolidated earnings to fixed charges for the years indicated:

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	4.9x	5.7x	6.3x	6.8x	6.5x	7.0x

For purposes of computing the ratios of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense, amortization of debt issuance costs and one-third of rental expense (the portion considered representative of the interest factor).

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that may be offered by this prospectus. The debt securities will be senior debt securities. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Debt securities will be issued under an indenture with the specific terms and conditions set forth in a supplemental indenture or company order. This section does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of some of the terms used in the indenture. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus and the applicable prospectus supplement. A copy of the form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy. You should also refer to the Trust Indenture Act of 1939, certain terms of which are made a part of the indentures by reference.

The terms of the series described in the prospectus supplement relating to that series may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus.

We may issue as many distinct series of debt securities under the indenture as we wish without limitation as to aggregate principal amount under the terms of the indenture. The indenture does not limit our ability to incur additional indebtedness. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences with the material terms summarized in this prospectus.

The debt securities will not be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The debt securities will constitute part of our senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

Capitalized terms used below are defined under “—Certain Definitions.” In this “Description of Debt Securities” section, references to “we,” “us” and “our” are only to Owens & Minor, Inc. and not its subsidiaries.

General

The specific financial, legal and other terms relating to a particular series of debt securities will be described in a prospectus supplement. The prospectus supplement relating to a series of debt securities will describe to the extent applicable, the following terms of the series:

•	the title of the series of debt securities;

•	whether and the extent to which a series of debt securities will be guaranteed;

•	any limit on the aggregate principal amount of the series of debt securities and whether such series may be reopened for the issuance of additional debt securities of such series;

•	the Person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption, in whole or in part, at our option or the option of the holder;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities, if other than the currency of the United States;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	any addition or change to the restrictive covenants applicable to such series of debt securities;

•	whether the debt securities will be subject to defeasance as described under “—Defeasance” or otherwise;

•	any event of default under the series of debt securities if different from, or in addition to, those described under “—Default and Related Matters—Events of Default—What Is an Event of Default?;”

•	if the series of debt securities will be initially issuable only in the form of a global security, as described under “—Legal Ownership—Global Securities,” the depositary or its nominee with respect to the series of debt securities, if other than the Depository Trust Company, and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than the depositary or its nominee;

•	the location where the security register will be maintained and the location of the paying agent;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other terms, additional covenants, or special features of the series of debt securities.

The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

Subsidiary Guarantees

Unless the applicable prospectus supplement relating to a series of debt securities provides otherwise, that series of debt securities will be guaranteed by each of our current and future domestic subsidiaries that has outstanding, incurs or guarantees Specified Indebtedness. These subsidiary guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its subsidiary guarantee will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law.

A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such guarantor is the surviving Person), another Person, other than us or another guarantor, unless immediately after giving effect to that transaction, no default or event of default exists and the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that guarantor under the indenture (including its subsidiary guarantee) pursuant to agreements reasonably satisfactory to the trustee. The subsidiary guarantee of a guarantor will be released:

•	at such time as such guarantor ceases to have outstanding or guarantee any Specified Indebtedness;

•	upon the Company’s exercise of its legal defeasance option (described under “—Defeasance—Legal Defeasance” below) or its covenant defeasance option (described under “—Defeasance—Covenant Defeasance” below) or the Company’s obligations under the indenture being discharged in accordance with the terms of the indenture; or

•	as specified in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations of $1,000 and any integral multiple thereof.

A global security will be issued in denominations equal to the aggregate principal amount of outstanding debt securities represented by that global security. See “—Legal Ownership” below for additional information regarding global securities and the limitations on your rights as the beneficial owner of an interest in a global security.

You may have your debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

Payment and Paying Agents

We will pay interest to you if you are a holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in a prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Unless the prospectus supplement states otherwise, we will pay principal, interest and any other money due on the debt securities at the office of the paying agent whom we will designate for this purpose. The paying agent will pay interest and any other money due on debt securities issued as global securities by wire transfer to the holder of those global securities. You must make arrangements to have your payments on debt securities that are not in global form picked up at, or wired from, that office; we may also choose to pay interest by mailing checks.

Unless the prospectus supplement states otherwise, an office or agency of the trustee in New York City will be designated as our sole paying agent for payments with respect to the debt securities of each series. We may also arrange for additional paying agents, and may change paying agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Restrictive Covenants

General

We have made certain promises in the indenture called “covenants” where, among other things, we promise to maintain our corporate existence, payments of taxes and reports to holders of debt securities. Capitalized terms used in the following summary have the meanings specified in the indenture, unless otherwise defined below.

Restrictions on Secured Debt

Subject to certain exceptions, the Company will not, nor will it permit any Subsidiary to, issue, assume, or guarantee any Indebtedness secured by a mortgage, pledge, lien, security interest, or encumbrance (“lien”), upon any Property of the Company or any Subsidiary without effectively providing that the debt securities shall be equally and ratably secured with, or prior to, such Indebtedness, unless, after giving effect to such lien, the aggregate amount of the secured Indebtedness then outstanding (not including Indebtedness secured by liens permitted below) plus the value of all sale and leaseback transactions described below (other than those described in paragraphs (1) and (2) of the covenant described under “—Restrictions on Sales and Leasebacks” below) would not exceed 15% of our Consolidated Net Worth. The restrictions do not apply to debt secured by the following, each of which is a “permitted lien”:

•	liens existing as of the date of the indenture;

•	liens on property created at the time of acquisition of such property or within six months after such time to secure all or part of the cost of acquiring, constructing or improving all or any part of such property, or to secure debt incurred no later than six months after the time of acquisition or the date of completion of construction or improvement or the date of commencement of full operations to provide funds for the reimbursement of funds expended for the foregoing purposes;

•	liens existing on any property of a corporation or other entity at the time it became or becomes a Subsidiary of the Company (provided that the lien has not been created or assumed in contemplation of that corporation or other entity becoming a Subsidiary of the Company);

•	liens securing Indebtedness owing by a Subsidiary to the Company or to one or more of its Subsidiaries;

•	rights of set-off over deposits of the Company or its Subsidiaries held by financial institutions;

•	liens in favor of any governmental authority of any jurisdiction securing the obligation of the Company or any of its Subsidiaries pursuant to any contract or payment owed to that entity pursuant to applicable laws, regulations or statutes;

•	liens on any assets of the Company or its Subsidiaries (including Receivables Subsidiaries) incurred in connection with a Qualified Receivables Transaction;

•	any extension, renewal, substitution or replacement of the foregoing, provided that the principal amount is not increased and that such lien is not extended to other property except for the amount of any premium required to be paid in connection with such extension, renewal, substitution or replacement pursuant to the terms of the Indebtedness extended, renewed, substituted or replaced or the amount of any premium reasonably determined by the Company as necessary to accomplish such extension, renewal, substitution or replacement by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the Company or such Subsidiary incurred in connection with such extension, renewal, substitution or replacement; and

•	liens in favor of the trustee as provided for in the indenture on money or property held in its capacity as trustee.

Restrictions on Sales and Leasebacks

The Company will not, and will not permit any Subsidiary to, enter into any sale and leaseback transaction covering any Property unless:

(1) the sale and leaseback transaction:

(A) involves a lease for a period, including renewals, of not more than three years;

(B) involves newly constructed property, and the sale or transfer occurs within 120 days after the completion of construction of full operation thereof; provided, however, that if the sale and leaseback transaction involves new construction on real property acquired by the Company more than 120 days prior to the date of the sale and leaseback transaction, then such sale and leaseback transaction shall be deemed a permissible sale and leaseback transaction under this clause but only to the extent of the value of the newly constructed property;

(C) occurs within 120 days from the date of the acquisition of the property subject thereto;

(D) involves the Company’s Headquarters Facility; or

(E) is with the Company or one of its Subsidiaries; or

(2) the Company or any Subsidiary, within 120 days after the sale and leaseback transaction shall have occurred, applies or causes to be applied an amount equal to the value of the property so sold and leased back at the time of entering into such arrangement to the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Company or any Subsidiary that is not subordinated to the debt securities and that has a stated maturity of more than 12 months; or

(3) the Company or such Subsidiary would be entitled pursuant to the covenant described under “—Restrictions on Secured Debt” above to create, incur, issue or assume Indebtedness secured by a lien, other than a permitted lien, in the property without equally and ratably securing the debt securities.

Merger, Consolidation, Sale, Lease or Conveyance

The Company will not merge or consolidate with or into any other Person and will not sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of its assets to any Person, unless:

•	the continuing or successor corporation (if other than the Company) or the Person that acquires all or substantially all of its assets is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and expressly and unconditionally assumes all its obligations under the debt securities and the indenture or assumes such obligations as a matter of law;

•	immediately after giving effect to such merger, consolidation, sale, lease or conveyance, there is no default or event of default under the indenture; and

•	the Company delivers or causes to be delivered to the trustee an officers’ certificate and opinion of counsel each stating that the merger, consolidation, sale, lease or conveyance complies with the indenture.

Default and Related Matters

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “even of default” means, with respect to any series of debt securities, any of the following:

•	we do not pay the principal of or any premium on a debt security of that series on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit a sinking fund payment within 30 days of its due date;

•	we fail to comply with the conditions described above under “––Merger, Consolidation, Sale, Lease or Conveyance;”

•

we fail to perform or remain in breach of any covenant contained in the indenture for the benefit of the debt securities of that series or any other term of the indenture for 60 days after we receive a written notice of default stating we are in breach and requiring it to be remedied. The notice must be sent by either the trustee or holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the affected series;

•	we or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Significant Subsidiaries (or the payment of which is guaranteed by us or any of our Significant Subsidiaries), other than indebtedness owed to us or a Significant Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the applicable indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium on such Indebtedness prior to the expiration of the grace period provided in such indebtedness (“payment default”); or

(b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50 million or more;

•	we or any Significant Subsidiary files for, or consents to the filing of, bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;

•	any subsidiary guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any guarantor or Person acting by or on behalf of such guarantor denies or disaffirms its obligations under the indenture or any subsidiary guarantee; or

•	any other event of default provided for with respect to a particular series of debt securities and described in the related prospectus supplement.

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If, however, we or any Significant Subsidiary files for, or consents to the filing of, bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, all of the debt securities of all series shall become immediately due and payable without any declaration of acceleration of maturity or any other action on the part of the trustee or the holders of the debt securities. After any such acceleration, but before a judgment or decree based on acceleration is entered and becomes final, the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration and its consequences if all events of default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture and certain other conditions are met. See “—Modification and Waiver.”

Reference is made to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series, provided that certain conditions are met. The trustee may withhold notice of any default, except a default in the payment of principal, premium, interest or any sinking fund installments, from the holders of any series of debt securities if the trustee in good faith considers it to be in the interest of holders of such series to do so.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of at least 25% in aggregate principal amount of all outstanding debt securities of that series must make written request that the trustee take action because of the event of default, and must offer satisfactory indemnity to the trustee against the cost, expenses and liabilities of taking that action;

•	the trustee must have not received during the 60-day period referred to below from holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities issued under it, or else specifying any default or event of default and its status.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities issued under the indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to debt securities without the approval of each holder affected thereby. Following is a list of those types of changes:

•	change the payment date of the principal or any installment of principal or interest on a debt security;

•	reduce any other amounts due on a debt security;

•	reduce the amount of principal due and payable upon acceleration of the maturity of a debt security (including the current payable on an original issue discount security) following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to institute suit to enforce any payment of any amount due on your debt security;

•	impair any right that you may have to exchange or convert the debt security for or into other securities;

•	change the relative seniority or ranking of a debt security;

•	reduce the percentage in aggregate principal amount of the debt securities of any series the consent of whose holders is needed to modify or amend the indenture or any supplement thereto;

•	reduce the percentage in aggregate principal amount of the debt securities of any series the consent of whose holders is needed to waive our compliance with certain provisions of the indenture or any supplement thereto or to waive certain defaults;

•	release any guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture or any supplement thereto.

Changes Requiring a Majority Vote. The second type of change to the indenture or any supplement thereto and the debt securities is the kind that requires a vote in favor by holders owning a majority of the principal amount of all series affected by the change, each series voting together as a single class. Most other changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each debt security of any series affected thereby, and, as noted below, changes not requiring any approval.

We would need a vote by holders of a majority of the principal amount of all series affected by the waiver, each series voting together as a single class, to obtain a waiver of certain of the restrictive covenants, including the covenants described above under “—Restrictive Covenants—Restrictions on Secured Debt” and “—Restrictive Covenants—Restrictions on Sales and Leasebacks.” We also would need holders of a majority of the principal amount of the relevant affected series to obtain a waiver of any past default with respect to such series, except a payment default listed in the first or second category described above under “—Default and Related Matters—Events of Default—What is an Event of Default?” which may not be waived.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of the debt securities. This type is limited to clarifications and certain other changes that would benefit or would not adversely affect holders of the debt securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in a prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined as of a specified date.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if they have been fully defeased, as described under “—Defeasance—Legal Defeasance.” Debt securities owned by us or any of our affiliates will also not be considered outstanding or eligible to vote.

If we determine to set a record date, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In some circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee sets a record date for a vote or other action to be taken by holders of the a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and the action voted upon must be effective within 90 days following the record date.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities request a waiver.

Defeasance

Legal Defeasance

If there is a change in federal income tax law, as described below, we can legally release ourselves and the guarantors from any payment or other obligations, with certain limited exceptions, on any series of debt securities, called legal defeasance, if we put in place the following arrangements for you to be repaid:

•	we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	we must deliver to the trustee a legal opinion of our counsel that is based on and confirms the tax law change described below;

•	no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event or default described in the seventh bullet point under “—Default and Related Matters—Events of Default—What is an Event of Default?”, on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit;

•	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound; and

•	we must comply with certain other conditions.

We must obtain an opinion of our counsel that, based on a change in current federal income tax law or a U.S. Internal Revenue Service ruling, the above deposit will not cause you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption.

In the event of legal defeasance you would have to rely solely on the trust holding the deposited cash and/or U.S. government notes or bonds for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current federal income tax law, we can make the same type of deposit described above under “—Defeasance—Legal Defeasance” and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and/or U.S. government notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit, or cause to be deposited, in trust for your benefit and the benefit of all other holders of that series of debt securities an amount of cash and U.S. government notes or bonds that will generate enough cash to make interest, principal, premium and any other payments on that series of debt securities on their due date;

•	we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities at maturity or redemption;

•	no event of default or event that with the passage of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of the deposit described above (other than resulting from the borrowing of funds to be applied to such deposit) or, with respect to an event of default described in the seventh bullet point under “—Default and Related Matters—Events of Default—What is an Event of Default?”, on the later of (1) the 91st day after the date of the deposit or (2) the day ending on the day following the expiration of the longest preference period under any bankruptcy law applicable to the Company in respect of such deposit;

•	such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound; and

•	we must comply with certain other conditions.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•	our promises previously described under “—Restrictive Covenants—Restrictions on Secured Debt” and “—Restrictive Covenants––Restrictions on Sales and Leasebacks;”

•	the events of default relating to breach of covenants, described under “—Default and Related Matters—Events of Default—What Is an Event of Default?”; and

•	any other covenants applicable in the series of debt securities described in the prospectus supplement.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust.

Redemption

Provisions relating to the redemption of debt securities, if any, will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless we state otherwise in the applicable prospectus supplement, that notice may state that (1) the redemption will be conditional upon the trustee or paying agent receiving sufficient funds to pay the principal, premium and interest on the debt securities subject to redemption on the date fixed for redemption and (2) if the trustee or the paying agent does not receive those funds, the redemption notice will not apply, and we will not be required to redeem the debt securities subject to redemption.

If the debt securities of a particular series are redeemable and we redeem less than all of the debt securities of that series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Notices

We and the trustee will send notices regarding the debt securities only to holders at their addresses as listed in the records of the security registrar.

Governing Law

The indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Legal Ownership

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described below under “—Indirect Holders.”

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any Person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will initially be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that generally:

•	you cannot get debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Indirect Holders;”

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Exchanged For Physical Certificates. In a few special situations described below, interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or indirectly will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of direct and indirect holders in the debt securities are described below under “—Direct Holders” and “—Indirect Holders.”

The special situations when a global security may be exchanged for physical certificates are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and no successor depositary has been appointed within 90 days after this notice;

•	when we notify the trustee that we wish to exchange physical certificates for the global security, provided that we understand that under current industry practices, the Depository Trust Company would notify its participants of this determination, but would only withdraw beneficial interests from a global security at the request of participants; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed above under “—Default and Related Matters.”

The prospectus supplement may also list additional situations when a global security may be exchanged for physical certificates that would apply only to the particular series of debt securities covered by that prospectus supplement. When physical certificates are to be exchanged for a global security, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders of the physical certificates.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, are only to persons or entities who are the direct holders of debt securities (i.e., those who are registered as holders of debt securities). As noted below, we do not have obligations to you if you hold through indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described above. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will not be recognized by us as legal holders of debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms.

“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity (other than a partnership or limited liability company), any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Consolidated Net Worth” means, the shareholders’ equity of the Company and its consolidated Subsidiaries, as shown on the consolidated balance sheet in the Company’s latest quarterly or annual report filed with the SEC, prepared in accordance with GAAP.

“Credit Agreement” means the Credit Agreement, dated as of June 5, 2012, by and among Owens & Minor Distribution, Inc., and Owens & Minor Medical, Inc. (as Borrowers), the Company and certain of its domestic subsidiaries (as Guarantors), Wells Fargo Bank, N.A. (as Administrative Agent), JPMorgan Chase Bank, N.A. (as Syndication Agent) and a syndicate of banks as specified on the signature pages thereof, as amended from time to time.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities, or capital markets financings (whether or not registered with the SEC), in each case with banks, investment banks (acting as underwriters, placement agents or dealers), other institutional lenders or investors or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Headquarters Facility” means the Company’s principal executive offices located at 9120 Lockwood Boulevard, Mechanicsville, Virginia.

“Indebtedness” means all items classified as indebtedness on the most recently available balance sheet of the Company and its consolidated Subsidiaries, in accordance with GAAP.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Property” means all real and tangible property owned or leased by the Company or any Subsidiary.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) or inventory of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable or inventory, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.

“Receivables Subsidiary” means a Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable or inventory (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (b) is recourse or obligates the Company or any Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (c) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable or inventory and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (2) with which neither the Company nor any Subsidiary of Company has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables or inventory and (3) with which neither the Company nor any Subsidiary of the Company has any obligations to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.

“Significant Subsidiary” means (1) any guarantor or (2) any of our subsidiaries that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S–X promulgated by the SEC.

“Specified Indebtedness” means (1) any Indebtedness under the Credit Agreement and (2) any Indebtedness incurred under Credit Facilities that refinance such Indebtedness.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia.

EXPERTS

The consolidated financial statements of Owens & Minor, Inc. and its subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

SEC registration fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), payment of all of the Registration Fee is deferred.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Virginia Stock Corporation Act (the “VSCA”) permits, and the Bylaws of Owens & Minor, Inc. (the “Company”) require, indemnification of the Company’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Under Sections 13.1-697 and 13.1-704 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company’s Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The Company’s Bylaws also provide that, to the full extent the VSCA (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of shareholders of the Company, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 through 704 of the VSCA are hereby incorporated by reference herein.

Any underwriting agreement for the securities may contain provisions entitling the Company’s directors, its officers who signed the registration statement and persons controlling the Company to indemnification against certain liabilities that might arise under the Securities Act from certain information furnished to the Company by or on behalf of any such indemnifying party.

The Company also carries insurance on behalf of its directors, officers, employees and agents that may cover liabilities under the Securities Act.

ITEM 16. EXHIBITS

1.1*	Form of Underwriting Agreement for Debt Securities

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K, Exhibit 3.1, dated July 29, 2008 (SEC File No. 1-09810))

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K, Exhibit 3.1, dated July 29, 2014 (SEC File No. 1-09810))

4.3	Form of Indenture for Debt Securities

4.4	Form of Debt Securities (included in Exhibit 4.3)

5.1	Opinion of Hunton & Williams LLP

12.1	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages)

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

ITEM 17. UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement);

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if each of the registrants is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of each of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of each of the registrants or used or referred to by each of the registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about each of the registrants or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrants’ combined annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants, pursuant to the provisions described under Item 15 or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia on the 8th day of September, 2014.

OWENS & MINOR, INC.

By:	/s/ James L. Bierman
James L. Bierman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints James L. Bierman and Richard A. Meier, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of September, 2014.

	Signature	Title
By:	/s/ James L. Bierman	President, Chief Executive Officer and Director (Principal Executive Officer)
James L. Bierman

By:	/s/ Richard A. Meier Richard A. Meier	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Michael W. Lowry	Controller
Michael W. Lowry

By:	/s/ Craig R. Smith	Chairman of the Board of Directors
Craig R. Smith

By:	/s/ Stuart M. Essig	Director
Stuart M. Essig

By:	/s/ John W. Gerdelman	Director
John W. Gerdelman

By:	/s/ Lemuel E. Lewis	Director
Lemuel E. Lewis

By:	/s/ Martha H. Marsh	Director
Martha H. Marsh

By:	/s/ Eddie N. Moore, Jr.	Director
Eddie N. Moore, Jr.

By:	/s/ James E. Rogers	Director
James E. Rogers

By:	/s/ David S. Simmons	Director
David S. Simmons

By:	/s/ Robert C. Sledd	Director
Robert C. Sledd

By:	/s/ Anne Marie Whittemore	Director
Anne Marie Whittemore

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia on the 8th day of September, 2014.

OWENS & MINOR DISTRIBUTION, INC.

By:	/s/ James L. Bierman
James L. Bierman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints James L. Bierman and Richard A. Meier, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of September, 2014.

	Signature	Title
By:	/s/ James L. Bierman	President and Chief Executive Officer and Director (Principal Executive Officer)
James L. Bierman

By:	/s/ Richard A. Meier	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)
Richard A. Meier

By:	/s/ Michael W. Lowry	Vice President and Corporate Controller
Michael W. Lowry

By:	/s/ Grace R. den Hartog	Director
Grace R. den Hartog

By:	/s/ Craig R. Smith	Director
Craig R. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Hanover, Commonwealth of Virginia on the 8th day of September, 2014.

OWENS & MINOR MEDICAL, INC.

By:	/s/ James L. Bierman
James L. Bierman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints James L. Bierman and Richard A. Meier, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of September, 2014.

	Signature	Title
By:	/s/ James L. Bierman	President and Chief Executive Officer and Director (Principal Executive Officer)
James L. Bierman

By:	/s/ Richard A. Meier	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)
Richard A. Meier

By:	/s/ Michael W. Lowry	Vice President and Corporate Controller
Michael W. Lowry

By:	/s/ Grace R. den Hartog	Director
Grace R. den Hartog

By:	/s/ Craig R. Smith	Director
Craig R. Smith

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement for Debt Securities

4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K, Exhibit 3.1, dated July 29, 2008 (SEC File No. 1-09810))

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K, Exhibit 3.1, dated July 29, 2014 (SEC File No. 1-09810))

4.3	Form of Indenture for Debt Securities

4.4	Form of Debt Securities (included in Exhibit 4.3)

5.1	Opinion of Hunton & Williams LLP

12.1	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages)

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.